Exhibit 99

TI to return more to shareholders
with a 33% increase in dividend and $5 billion of share buybacks

Conference call to discuss capital management strategy,
February 22, 10 a.m. Central time at www.ti.com/ir

DALLAS (Feb. 21, 2013) – Texas Instruments Incorporated (TI) (NASDAQ: TXN) today said it will increase its quarterly dividend by 33 percent, from $0.21 per share to $0.28, payable May 20, 2013, to shareholders of record on April 30, 2013.  Annualized, the new dividend will be $1.12.  Additionally, TI authorized the repurchase of an additional $5 billion of its common stock bringing the total outstanding authorization to $8.4 billion.

These increases reflect the company’s ability to generate cash and management’s commitment to return it to shareholders.  Over the past few years, TI has built a business model for growth and high margins with its focus on Analog and Embedded Processing semiconductors.  As a result, TI believes it can consistently convert 20-25 percent of its revenue into free cash flow* and return 100 percent of that free cash flow (less debt repayment) to shareholders.

With today’s dividend announcement, this will be the 10th consecutive year of dividend increases.  The new dividend is contingent upon formal declaration by the Board of Directors at its regular meeting in April.  Common stock repurchases have reduced the company’s outstanding shares by 36 percent since the end of 2004.

The company will host a conference call tomorrow, February 22, at 10 a.m. Central time, to discuss the details of its capital management strategy and its plans for consistent returns to shareholders.  See www.ti.com/ir for details.

* Non-GAAP; Free cash flow equals cash flow from operations minus capital expenditures.

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Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified by phrases such as the company “believes,” or “expects” or certain events “will” occur.  Similarly, statements herein that describe TI’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or its management:

•	Market demand for semiconductors, particularly in key markets such as communications, computing, industrial, consumer electronics and automotive;
•
TI’s ability to maintain or improve profit margins, including its ability to utilize its manufacturing facilities at sufficient levels to cover its fixed operating costs, in an intensely competitive and cyclical industry;

•	TI’s ability to develop, manufacture and market innovative products in a rapidly changing technological environment;
•	TI’s ability to compete in products and prices in an intensely competitive industry;
•	TI’s ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties;
•	Expiration of license agreements between TI and its patent licensees, and market conditions reducing royalty payments to TI;
•
Economic, social and political conditions in the countries in which TI, its customers or its suppliers operate, including security risks, health conditions, possible disruptions in transportation, communications and information technology networks and fluctuations in foreign currency exchange rates;

•	Natural events such as severe weather and earthquakes in the locations in which TI, its customers or its suppliers operate;
•	Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•
Changes in the tax rate applicable to TI as the result of changes in tax law, the jurisdictions in which profits are determined to be earned and taxed, the outcome of tax audits and the ability to realize deferred tax assets;

•
Changes in laws and regulations to which TI or its suppliers are or may become subject, such as those imposing fees or reporting or substitution costs relating to the discharge of emissions into the environment or the use of certain raw materials in our manufacturing processes;

•	Losses or curtailments of purchases from key customers and the timing and amount of distributor and other customer inventory adjustments;
•	Customer demand that differs from our forecasts;
•	The financial impact of inadequate or excess TI inventory that results from demand that differs from projections;
•	Impairments of our non-financial assets;
•	Product liability or warranty claims, claims based on epidemic or delivery failure or recalls by TI customers for a product containing a TI part;
•	TI’s ability to recruit and retain skilled personnel;
•	Timely implementation of new manufacturing technologies and installation of manufacturing equipment, and the ability to obtain needed third-party foundry and assembly/test subcontract services;
•	TI’s obligation to make principal and interest payments on its debt;
•
TI’s ability to successfully integrate and realize opportunities for growth from acquisitions, and our ability to realize our expectations regarding the amount and timing of restructuring charges and associated cost savings; and

•	Breaches of our information technology systems.

For a more detailed discussion of these factors, see the Risk Factors discussion in Item 1A of TI’s Form 10-Q for the quarter ended March 31, 2012.  The forward-looking statements included in this release are made only as of the date of this release, and TI undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

About Texas Instruments

Texas Instruments semiconductor innovations help 90,000 customers unlock the possibilities of the world as it could be – smarter, safer, greener, healthier and more fun.  Our commitment to building a better future is ingrained in everything we do – from the responsible manufacturing of our semiconductors, to caring for our employees, to giving back inside our communities.  This is just the beginning of our story.  Learn more at www.ti.com.

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